SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549



                                    FORM 8-K

                                 CURRENT REPORT

                         PURSUANT TO SECTION 13 OR 15(d)
                     OF THE SECURITIES EXCHANGE ACT OF 1934



                          Date of Report: JULY 14, 1998
                        (Date of earliest event reported)




                      GENETIC LABORATORIES WOUND CARE, INC.
--------------------------------------------------------------------------------
             (Exact name of registrant as specified in its charter)



              MINNESOTA                  0-16664                41-1604048
--------------------------------     --------------      -----------------------
(State or other jurisdiction of        Commission           (I.R.S. Employer
 incorporation or organization)         File No.           Identification No.)


           2726 PATTON ROAD
             ST. PAUL, MN                                       55113-1136
----------------------------------------                      --------------
(Address of principal executive offices)                        (Zip Code)



                                 (612) 633-0805
--------------------------------------------------------------------------------
              (Registrant's telephone number, including area code)

Item 5.       Other Events.

         In May 1998, Genetic Laboratories Wound Care, Inc. (the "Company") entered into employment agreements with Arthur A. Beisang, Chief Executive Officer and director of the Company, H. James Thompson, President of the Company, and Robert A. Ersek, Secretary and director of the Company. Each of the agreements is for a term of three years. Each agreement provides for an annual cost-of-living increase in the base salary. Additional compensation based on pre-tax profits of the Company may be paid to executives determined by the Board of Directors' Compensation Committee.

The agreements of Messrs. Beisang and Ersek provide that the executive may terminate his employment upon the occurrence of any of the following events: (1) A change in a majority ownership or control of which occurs as a result of a merger, a sale of all or substantially all of the Company's assets; or the acquisition of a majority of the Company's outstanding stock by a single party or a group acting in concert; (2) Any attempted termination of such individual's employment by the Company prior to the expiration or not in accordance with any termination event as set forth in the agreement; or (3) Any material diminution of, or any adverse change occurs in the terms or conditions of such individual's employment duties, responsibilities or authority, except for any isolated, unsubstantial, inadvertent matter not occurring in bad faith, which is remedied by the Company within 30 days. In the event of such a termination by the individual covered by the agreement, the Company shall immediately pay to such individual (without discount or offset) a severance payment equal to the gross base compensation otherwise payable to such individual over the remaining term of the agreement.

Mr. Beisang, Dr. Ersek and Mr. Thompson are paid an annual base salary of $70,600, $32,000 and $99,600, respectively. The agreements with Messrs. Beisang and Ersek provide that each executive retains the right to new products or patents which the executive develops and contain a covenant not to compete by the executive during the employment period or for one year thereafter.

Item 7 (c).   Exhibits.

10(a) Executive Agreement between Arthur A. Beisang and Genetic Laboratories Wound Care, Inc. dated May 1, 1998

10(b) Executive Agreement between Robert A. Ersek and Genetic Laboratories Wound Care, Inc. dated May 1, 1998

10(c) Executive Agreement between H. James Thompson and Genetic Laboratories Wound Care, Inc. dated May 1, 1998

                                    SIGNATURE

              Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned, hereunto duly authorized.


Dated:  July 14, 1998                      Genetic Laboratories Wound Care, Inc.
                                           -------------------------------------
                                           Registrant


                                           By: /s/ Arthur A. Beisang
                                               ---------------------------------
                                               Arthur A. Beisang
                                               Chairman and
                                               Chief Executive Officer